UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Aspire Biopharma Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

23150 Fashion Drive, Suite 232

Estero, Florida 33928

(Address of Principal Executive Offices)

(908) 987-3002

(Registrant’s Telephone Number)

194 Candelaro Drive, # 233

Humacao, PR 00791

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 9, 2026, the Company adjourned its shareholder meeting as a result of not reaching the quorum. The Company adjourned the meeting and rescheduled it to June 16 at 10:00 a.m. (EST). The link for the adjourned meeting will still be www.colonialstock.com/AspireBiopharma2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026

Aspire Biopharma Holdings, Inc.

By:	/s/ Kraig T. Higginson
Name:	Kraig T. Higginson
Title:	Chief Executive Officer and Chairman